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                                                                   EXHIBIT 10.12

                             SEGUE SOFTWARE, INC.

                     SPECIAL TERMINATION AND VESTING PLAN
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     1.   Executives Covered.  This Special Termination and Vesting Plan (the
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"Plan") shall apply to all executive employees with the title of President,
Chief Executive Officer, Chief Financial Officer, Chief Technical Officer, Senior Vice President and Executive Vice President (each, a "Covered Executive;" collectively, the "Covered Executives") of Segue Software, Inc. (the "Company") or any of its subsidiaries or affiliates.

     2.   Certain Definitions.  For purposes of this Plan, the following terms
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shall have the following meanings:

          (a)  Change in Control.  A "Change in Control" shall mean the
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     occurrence of any one of the following events:

               (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") (other than the Company, any of its subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company, or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the then outstanding shares of Common Stock of the Company (the "Stock") (other than as a result of an acquisition of securities directly from the Company); or

               (ii) persons who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

               (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any subsidiary of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other
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          transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock outstanding, increases the proportionate number of shares of Stock beneficially owned by any person to 50% or more of the shares of Stock then outstanding; provided, however,
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     that if any such person shall thereafter become the beneficial owner of any additional shares of Stock (other than pursuant to a share split, stock dividend, or similar transaction), then a "Change in Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

          (b)  Terminating Event.  A "Terminating Event" shall mean any of the
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     following events:

               (i) termination by the Company of the employment of the Covered Executive with the Company for any reason other than for Cause or the death of the Covered Executive. "Cause" shall mean, and shall be limited to, the occurrence of any one or more of the following events:

                    (A) a willful act of dishonesty by the Covered Executive
               with respect to any matter involving the Company or any subsidiary or affiliate; or

                    (B) conviction of the Covered Executive of a crime involving moral turpitude; or

                    (C) the deliberate or willful failure by the Covered
               Executive (other than by reason of the Covered Executive's physical or mental illness, incapacity or disability) to substantially perform the Covered Executive's duties with the Company and the continuation of such failure for a period of 30 days after delivery by the Company to the Covered Executive of written notice specifying the scope and nature of such failure and its intention to terminate the Covered Executive for Cause.

               A Terminating Event shall not be deemed to have occurred pursuant to this Section 2(b)(i) solely as a result of the Covered Executive being an employee of any direct or indirect successor to the business or assets of the Company, rather than continuing as an employee of the Company following a Change in Control. For purposes of clauses (A) and (C) of this Section 2(b)(i), no act, or failure to act, on the Covered Executive's part shall be deemed

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          "willful" unless done, or omitted to be done, by the Covered Executive without reasonable belief that the Covered Executive's act, or failure to act, was in the best interest of the Company and its subsidiaries and affiliates; or

               (ii) termination by the Covered Executive of the Covered Executive's employment with the Company for Good Reason. "Good Reason" shall mean the occurrence of any of the following events:

                    (A) a substantial adverse change, not consented to by the
               Covered Executive, in the nature or scope of the Covered Executive's responsibilities, authorities, powers, functions, or duties from the responsibilities, authorities, powers, functions, or duties exercised by the Covered Executive immediately prior to the Change in Control; or

                    (B) a reduction in the Covered Executive's annual base
               salary as in effect on the date of adoption of this Plan or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all or substantially all management employees; or

                    (C) the relocation of the Company's offices at which the
               Covered Executive is principally employed immediately prior to the date of a Change in Control to a location more than fifty
               (50) miles from such offices, or the requirement by the Company for the Covered Executive to be based anywhere other than the Company's offices at such location, except for required travel on the Company's business to an extent substantially consistent with the Covered Executive's business travel obligations immediately prior to the Change in Control; or

                    (D) the failure by the Company to pay to the Covered
               Executive any portion of his compensation or to pay to the Covered Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within fifteen (15) days of the date such compensation is due without prior written consent of the Covered Executive; or

                    (E) the failure by the Company to obtain an effective
               agreement from any successor to assume and agree to perform this Agreement.

     Any termination by the Covered Executive of such Covered Executive's employment with the Company for any reason other than Good Reason shall not be deemed to be a Terminating Event hereunder.

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     3.   Special Termination Benefits.  Subject to the provisions of Section 4
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below, in the event that a Terminating Event occurs with respect to a Covered
Executive within one (1) year after a Change in Control, such Covered Executive shall be provided with the following Special Termination Benefits:

          (a) the Company shall pay to the Covered Executive an amount equal to the base salary received by the Covered Executive in the calendar year immediately prior to the Change in Control, determined prior to any reductions for pre-tax contributions to a cash or deferred arrangement or a cafeteria plan. Said amount shall be paid in periodic installments in accordance with the Company's usual practice for its senior executives;

          (b) the Company shall continue to provide health, dental, long-term disability, and life insurance benefits to the Covered Executive, on the same terms and conditions as though the Covered Executive had remained an active employee, for a period of twelve (12) months; and

          (c) the Company shall provide COBRA benefits to the Covered Executive following the end of the period referred to in Section 3(b) above, such benefits to be determined as though employment had terminated at the end of such period.

     4.   Adjustments in Special Termination Benefits.  The Special Termination
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Benefits payable pursuant to Section 3 above shall be adjusted as follows:

          (a) All payments shall be reduced by the amount of any severance pay benefits payable to any officer under any employment, change in control or special termination agreement or severance pay benefits or notice pay to any employee under any "tin parachute," WARN, or similar law.

          (b) In the event that the Special Termination Benefits payable to any Covered Executive pursuant to this Plan, together with any payments to or for the benefit of the Covered Executive under any other agreement or plan pursuant to which the Covered Executive is entitled to receive payments or benefits, in the aggregate exceeds the amount that may be deducted by the entity making the payment by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended, the amount of the Special Termination Benefits shall be reduced to the maximum which may be deducted by such entity.

          (c) All payments will be subject to usual and customary tax withholding.

          (d) Notwithstanding anything to the contrary contained herein, the Special Termination Benefits payable pursuant to Section 3 above shall be subject to the Covered Executive's continued compliance with any non-compete, confidentiality or other obligations of such Covered Executive pursuant to any written agreement between the Company and the Covered Executive.

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     5.   Vesting of Options.  In the event that a Terminating Event occurs with
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respect to a Covered Executive within one (1) year after a Change in Control, notwithstanding anything to the contrary contained in the Company's Amended and Restated Incentive and Non-qualified Stock Option Plan (as amended from time to time, the "Option Plan"), any option agreement granted under the Option Plan or any other agreement between the Company and a Covered Executive pursuant to which options to purchase shares of Stock of the Company have been or are granted (including, without limitation, the definition of "cause" contained therein), upon such Terminating Event, all outstanding options held by such Covered Executive, whether or not previously exercisable by such Covered Executive, shall become exercisable by the Covered Executive.

     6.   Enforceability.  If any portion or provision of this Plan shall to any
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extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Plan, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.

     7.   Effect on Other Plans.  Nothing in this Plan shall be construed to
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limit the rights of the Covered Executive under the Company's benefit plans, programs or policies except as otherwise provided in Section 3 hereof, and except that the Covered Executive shall have no rights to any severance benefits under any severance pay plan.

     8.   Obligations of Successors.  In addition to any obligations imposed by
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law upon any successor to the Company, the Company will use its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     9.   Amendment or Termination of Plan.  The Company may amend or terminate
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this Plan at any time or from time to time; provided, however, that no such
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amendment or termination shall, without the written consent of the Covered
Executives, in any material adverse way affect the rights of a Covered Executive with respect to benefits earned prior to the date of amendment or termination.

     10.  No Contract for Continuing Services.  This Plan shall not be construed
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as creating any contract for continued services between the Company and any
Covered Executive and nothing herein contained shall give any Covered Executive the right to be retained as an employee of the Company.

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     11.  Governing Law.  This Plan shall be construed, administered, and
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enforced in accordance with the laws of the Commonwealth of Massachusetts.


Adopted:  February 5, 1997

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